EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT

Set forth below are the names of subsidiaries, divisions and related organizations of Exelis, the respective jurisdiction in which each was organized (in the case of subsidiaries), and the name under which each does business (if other than the name of the entity itself).

NAME	JURISDICTION IN WHICH ORGANIZED	NAME UNDER WHICH DOING BUSINESS
Al-Shabaka for Protection Products Marketing and General Support Services LLC	Iraq
Applied Kilovolts Group Holdings Limited	United Kingdom
Applied Kilovolts Holdings Limited	United Kingdom
Applied Kilovolts Limited	United Kingdom
Brandenburg Limited	United Kingdom
California Commercial Spaceport, Inc.	California
CCSI Investment Corporation	California
CCSI Management Corporation	California
Celestech Inc.	Virginia
Darlington Inc.	Delaware
Defence Investments Limited	United Kingdom
EDO Artisan, Inc.	New Jersey
EDO Automotive Natural Gas Inc.	Delaware
EDO Communications & Countermeasures Systems, Inc.	California
EDO Corporation	New York
EDO Energy Corporation	Delaware
EDO MBM Technology Ltd.	United Kingdom
EDO Mtech Inc.	Pennsylvania
EDO Professional Services, Inc.	Virginia
EDO Reconnaissance & Surveillance Systems, Inc.	Delaware
EDO Rugged Systems Ltd.	United Kingdom
EDO (UK) Ltd	United Kingdom
EDO Western Corp.	Utah
EVI Technology, LLC	Delaware
Exelis Advanced Engineering & Sciences International Inc.	Delaware
Exelis Arctic Services, Inc.	Delaware
Exelis Australia Holdings Pty Ltd	Australia
Exelis Australia Pty Ltd.	Australia
Exelis C4i Inc.	Delaware
Exelis C4i Pty Ltd	Australia
Exelis Communications Support, Inc.	Delaware
Exelis Defence Limited	United Kingdom
Exelis FSC Investment Corporation	Delaware
Exelis FSC Management Corporation	Delaware
Exelis GNSS Solutions, Inc.	California
Exelis Holdings LLC	Delaware
Exelis Huntington LLC	Delaware
Exelis International, Inc.	Delaware
Exelis Luxembourg Sarl	Luxembourg
Exelis Orthogon GmbH	Germany
Exelis Tethered Radar LLC	Delaware

Exelis Visual Information Solutions GmbH	Germany
Exelis VIS KK	Japan
Exelis Visual Information Solutions France SARL	France
Exelis Visual Information Solutions B.V.	The Netherlands
Exelis Visual Information Solutions UK Limited	United Kingdom
Exelis Visual Information Solutions, Inc.	Colorado
Exelis Visual Information Solutions	Italy
Felec Services, Inc.	Delaware
Fiber Innovations, Inc.	Massachusetts
Gilcron Corporation	Delaware
Gilcron International, Inc.	Delaware
Impact Science and Technology, Inc.	New Hampshire
IBL JV, LLC	Delaware
Manu Kai, LLC	Hawaii
NexGen Communications LLC	Virginia
NextGen Equipage Fund LLC	Delaware
Spaceport Management Corporation	Delaware
Spaceport Systems International LP	Delaware
Electronic Systems Division	n/a
Geospatial Systems Division	n/a
Information Systems Division	n/a
Night Vision and Communications Solutions Division	n/a
Aerostructures	n/a

Note: The names of certain subsidiaries have been omitted since, considered in the aggregate, they would not constitute a “significant subsidiary” as of the end of the year covered by this report.